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                                                Filed Pursuant to Rule 424(b)(1)
                                                Registration File No.: 333-71949

                  SUPPLEMENT TO PROSPECTUS DATED JULY 13, 1999


     The Prospectus Summary section on page 3 is hereby amended to add the states of Alaska, Florida, Iowa, Louisiana, North Carolina, South Carolina and West Virginia to the list of jurisdictions, which lists states in which this is neither a solicitation to buy nor an offer to sell securities to persons in these jurisdictions.


                  The date of this Supplement is July 20, 1999